Exhibit 5.1
December 2, 2005
DCP Midstream Partners, LP
370 17th Street, Suite 2775
Denver, Colorado 80202
Ladies and Gentlemen:
     We have acted as counsel to DCP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of 10,350,000 common units representing limited partner interests in the Partnership (the “Common Units”).
     As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:
     1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act.
     2. The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Partnership’s Registration Statement on Form S-1 (File No. 333-128378), as amended at the effective date thereof and, together with the registration statement filed with respect to such registration statement under Rule 462(b) under the Securities Act, (the “Registration Statement”), will be duly authorized, validly issued, fully paid and nonassessable.
     The opinions expressed herein are limited in all respects to federal law of the United States of America and the Delaware Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the reference to us under the heading “Validity of the Common Units” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

VINSON & ELKINS L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com